Exhibit 99.1

TripAdvisor Reports Second Quarter 2017 Financial Results

NEEDHAM, MA, August 8, 2017 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the second quarter ended June 30, 2017.

“In Q2, we successfully launched our streamlined hotel shopping experience and our new, multi-year brand advertising campaign and have seen some nice early signs,” said Chief Executive Officer Steve Kaufer. “Click-based revenue is growing this year, and we believe our ongoing initiatives position our Hotel segment for longer-term growth. Over the coming years, as our product and marketing work coalesce, and as more users look to TripAdvisor to find the best prices before they book, we believe we can drive more revenue, marketing efficiency and profitability in this business.”

Second Quarter 2017 Summary

	Three months ended June 30,
(In millions, except percentages and per share amounts)	2017	2016	% Change
Total Revenue	$424	$391	8%
Hotel	$326	$316	3%
Non-Hotel	$98	$75	31%

GAAP Net Income	$27	$34	(21)%

Total Adjusted EBITDA (1)	$101	$95	6%
Hotel	$84	$105	(20)%
Non-Hotel	$17	$(10)	270%

Non-GAAP Net Income (1)	$53	$56	(5)%

Diluted Earnings per Share:
GAAP	$0.19	$0.23	(17)%
Non-GAAP (1)	$0.38	$0.38	0%

Cash flow from operating activities	$221	$238	(7)%
Free cash flow (1)	$204	$219	(7)%
(1)

“Adjusted EBITDA”, “Non-GAAP Net Income,” “Non-GAAP Diluted Earnings per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”).  Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measure.

“Q2 revenue and Adjusted EBITDA grew year-over-year and sequentially”, added Chief Financial Officer Ernst Teunissen. “Our Non-Hotel segment stood out, as revenue growth accelerated to 31% and its adjusted EBITDA margin improved to 17%. We continue to execute well against our stated three-to-five year growth strategy in our Non-Hotel businesses and these results highlight our continued growth opportunity and this segment’s attractive longer-term margin potential.”

Second Quarter 2017 Financial and Operational Highlights

•	Revenue was $424 million, an increase of $33 million, or 8% year-over-year (or an increase of approximately 10% on a constant currency basis).
•	Non-Hotel segment revenue grew 31% year-over-year and Adjusted EBITDA was $17 million for a 17% Adjusted EBITDA margin.
•	We repurchased 2,549,080 shares of TripAdvisor outstanding common stock during the second quarter 2017 for $100 million and completed this $250 million share repurchase program.
•	Average monthly unique hotel shoppers reached 153 million, up 11% year-over-year, and TripAdvisor-branded click-based and transaction revenue per hotel shopper decreased 2% year-over-year.
•	Average monthly unique visitors on TripAdvisor-branded websites and applications reached nearly 415 million*, up 18% year-over-year.
•

User reviews and opinions grew 39% year-over-year and reached 535 million at June 30, 2017, covering approximately 1.1 million hotels and accommodations, 800,000 vacation rentals, 4.4 million restaurants and 830,000 activities and attractions.

Second Quarter 2017 Revenue by Source and Geography

	Three months ended June 30,
(In millions, except percentages)	2017	2016	% Change
Revenue by Source:
Hotel
TripAdvisor-branded click-based and transaction (1)	$214	$201	6%
TripAdvisor-branded display-based advertising and subscription (2)	74	72	3%
Other hotel revenue (3)	38	43	(12)%
Non-Hotel (4)	98	75	31%
Total Revenue	$424	$391	8%

Revenue by Geography (% of total revenue) (5):
US	58%	56%
Europe	26%	26%
ROW	16%	18%

(1)	Consists of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites, as well as content licensing with third party sites.
(3)	Includes revenue from non-TripAdvisor branded websites, including click-based advertising revenue, display-based advertising revenue and room reservations sold through these websites.
(4)	Consists of our Attractions, Restaurants, and Vacation Rentals businesses.
(5)

In the first quarter of 2017, we changed our geographic revenue presentation and reclassified the following geographic regions into rest of world, or ROW: (1) Canada (previously included in North America); (2) Middle East and Africa (previously included in Europe, Middle East and Africa, or EMEA); (3) Asia-Pacific (APAC); and (4) Latin America (LATAM). Prior period amounts were reclassified to conform to the current presentation. This change had no effect on our consolidated financial statements in any reporting period.

Conference Call

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, August 9, 2017, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s second quarter 2017 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 48349233) until August 16, 2017 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor® is the world's largest travel site**, enabling travelers to unleash the potential of every trip. TripAdvisor offers advice from millions of travelers, with 535 million reviews and opinions covering 7.1 million accommodations, restaurants and attractions, and a wide variety of travel choices and planning features — checking more than 200 websites to help travelers find and book today’s lowest hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching nearly 415 million average monthly unique visitors*, in 49 markets worldwide. TripAdvisor: Know Better. Book Better. Go Better.

TripAdvisor, Inc. (NASDAQ: TRIP), through its subsidiaries, manages and operates websites under 20 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com,   www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com and www.viator.com.

*Source: TripAdvisor log files, average unique monthly visitors, Q2 2017

**Source: comScore Media Metrix for TripAdvisor Sites, worldwide, May 2017

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenue	$424	$372	$391	$796	$743

Costs and expenses:
Cost of revenue	20	17	20	37	36
Selling and marketing (1)	229	207	202	436	374
Technology and content (1)	64	59	63	123	124
General and administrative (1)	38	35	34	73	72
Depreciation	19	19	17	38	33
Amortization of intangible assets	8	8	8	16	15
Total costs and expenses	378	345	344	723	654
Operating income	46	27	47	73	89
Total other income (expense), net	(2)	(2)	(3)	(4)	(6)
Income before income taxes	44	25	44	69	83
Provision for income taxes	(17)	(12)	(10)	(29)	(19)
Net income	$27	$13	$34	$40	$64

Earnings per share attributable to common stockholders:
Basic	$0.19	$0.09	$0.23	$0.28	$0.44
Diluted	$0.19	$0.09	$0.23	$0.28	$0.44

Weighted average common shares outstanding:
Basic	140	144	146	142	146
Diluted	141	145	147	143	147

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$6	$5	$5	$11	$10
Technology and content	$13	$7	$11	$20	$21
General and administrative	$9	$7	$7	$16	$12

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$887	$612
Short-term marketable securities	17	118
Accounts receivable, net of allowance for doubtful accounts of $11 and $9, respectively	252	189
Prepaid expenses and other current assets	24	31
Total current assets	1,180	950
Long-term marketable securities	4	16
Property and equipment, net of accumulated depreciation of $147 and $111, respectively	266	260
Intangible assets, net of accumulated amortization of $97 and $80, respectively	156	167
Goodwill	750	736
Deferred income taxes, net	47	42
Other long-term assets	69	67
TOTAL ASSETS	$2,472	$2,238

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7	$14
Deferred merchant payables	344	128
Deferred revenue	90	64
Current portion of debt	7	80
Taxes payable	8	10
Accrued expenses and other current liabilities	165	127
Total current liabilities	621	423
Long-term debt	260	91
Deferred income taxes, net	15	12
Other long-term liabilities	222	210
Total Liabilities	1,118	736

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 135,409,998 and 134,706,467, respectively
Shares outstanding: 125,935,508 and 131,310,980, respectively
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	873	831
Retained earnings	985	945
Accumulated other comprehensive income (loss)	(57)	(77)
Treasury stock-common stock, at cost, 9,474,490 and 3,395,487 shares, respectively	(447)	(197)
Total Stockholders’ Equity	1,354	1,502
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,472	$2,238

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating activities:
Net income	$27	$13	$34	$40	$64
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	19	19	17	38	33
Amortization of intangible assets	8	8	8	16	15
Stock-based compensation expense	28	19	23	47	43
Deferred tax (benefit) expense	(9)	7	(7)	(2)	(5)
Other, net	1	(1)	-	-	-
Changes in operating assets and liabilities, net of effects from acquisitions:	147	69	163	216	213
Net cash provided by operating activities	221	134	238	355	363

Investing activities:
Capital expenditures, including internal-use software and website development	(17)	(18)	(19)	(35)	(36)
Purchases of marketable securities	(7)	-	(82)	(7)	(98)
Sales of marketable securities	1	102	7	103	40
Maturities of marketable securities	3	14	5	17	17
Other investing activities, net	-	-	2	-	1
Net cash provided by (used in) investing activities	(20)	98	(87)	78	(76)

Financing activities:
Repurchase of common stock	(100)	(150)	(11)	(250)	(12)
Proceeds from 2015 credit facility, net of financing costs	103	270	-	373	-
Payments to 2015 credit facility	(55)	(151)	(19)	(206)	(109)
Payments to 2016 credit facility	-	(73)	-	(73)	-
Proceeds from exercise of stock options	-	3	1	3	3
Payment of withholding taxes on net share settlements of equity awards	(1)	(13)	(2)	(14)	(11)
Net cash used in financing activities	(53)	(114)	(31)	(167)	(129)
Effect of exchange rate changes on cash and cash equivalents	8	1	(7)	9	(6)
Net increase in cash and cash equivalents	156	119	113	275	152
Cash and cash equivalents at beginning of period	731	612	653	612	614
Cash and cash equivalents at end of period	$887	$731	$766	$887	$766

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	Q / Q Growth	Y / Y Growth
Revenue:
Hotel	$326	$314	$316	4%	3%
Non-Hotel	98	58	75	69%	31%
Consolidated revenue	$424	$372	$391	14%	8%
Adjusted EBITDA (1):
Hotel	$84	$88	$105	(5)%	(20)%
Non-Hotel	17	(15)	(10)	213%	270%
Total Adjusted EBITDA	$101	$73	$95	38%	6%
Adjusted EBITDA Margin (1):
Hotel	26%	28%	33%
Non-Hotel	17%	(26)%	(13)%
Total Adjusted EBITDA Margin	24%	20%	24%

Net Income (2)	$27	$13	$34
Net Income Margin	6%	3%	9%

	Six Months Ended
	June 30, 2017	June 30, 2016	Y / Y Growth
Revenue:
Hotel	$640	$619	3%
Non-Hotel	156	124	26%
Consolidated revenue	$796	$743	7%
Adjusted EBITDA (1):
Hotel	$172	$211	(18)%
Non-Hotel	2	(31)	106%
Total Adjusted EBITDA	$174	$180	(3)%
Adjusted EBITDA Margin (1):
Hotel	27%	34%
Non-Hotel	1%	(25)%
Total Adjusted EBITDA Margin	22%	24%

Net Income (2)	$40	$64
Net Income Margin	5%	9%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP net income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) certain gains, losses, and other expenses that we do not believe are indicative of our ongoing operating results; (4) goodwill, long-lived assets and intangible asset impairments and (5) other non-recurring expenses and income. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. During the second quarter of 2016, TripAdvisor began calculating non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method. This change did not have a material effect on our previously reported non-GAAP EPS calculations in prior periods.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (1)	$27	$13	$34	$40	$64
Add: Provision for income taxes (1)	17	12	10	29	19
Add: Other expense (income), net	2	2	3	4	6
Add: Depreciation and amortization of intangible assets	27	27	25	54	48
Add: Stock-based compensation (1)	28	19	23	47	43
Adjusted EBITDA (Non-GAAP)	$101	$73	$95	$174	$180

Revenue (GAAP)	$424	$372	$391	$796	$743

Net Income margin (GAAP)	6%	3%	9%	5%	9%
Adjusted EBITDA margin (Non-GAAP) (2)	24%	20%	24%	22%	24%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income (1)	$27		$34	$40	$64
Add: Stock-based compensation expense (1)	28		23	47	43
Add: Amortization of intangible assets	8		8	16	15
Subtract: Income tax effect of Non-GAAP adjustments (3)	10		9	15	15
Non-GAAP net income	$53		$56	$88	$107

GAAP diluted shares	141		147	143	147

GAAP Net Income per diluted share (1)	$0.19		$0.23	$0.28	$0.44
Non-GAAP net income per diluted share (4)	0.38		0.38	0.62	0.73

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP) (5)	$221		$238	$355	$363
Subtract: Capital expenditures	17		19	35	36
Free cash flow (Non-GAAP) (5)	$204		$219	$320	$327

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$424		$391
Effects of foreign exchange	8
Non-GAAP revenue before effects of foreign exchange	$432
Year/Year Growth (6)	10%
(1)

In the third quarter of 2016, the Company adopted Accounting Standards Update (“ASU”) 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting.  The results for the three and six months ended June 30, 2016 have been adjusted to reflect the adoption of ASU 2016-09.  The primary impact of adoption was the recognition of excess tax benefits and tax deficiencies in our provision for income taxes rather than additional paid-in capital and the election to account for forfeitures as they occur, rather than estimate expected forfeitures.  This impact was not material and resulted in no change to net income or earnings per share during the three months ended June 30, 2016.  During the six months ended June 30, 2016, the impact of this adoption resulted in a decrease to our provision for income taxes of $3 million and an increase to stock-based compensation expense of approximately $1 million.  As a result, net income increased $2 million and GAAP net income per diluted share increased by $0.02 during the six months ended June 30, 2016.

(2)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(3)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(4)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.

(5)

In the third quarter of 2016, the Company adopted ASU 2016-09, Compensation – Stock Compensation (Topic 718):  Improvements to Employee Share-Based Payment Accounting, which eliminates the requirement to reclassify excess tax benefits related to stock-based compensation from operating to financing activities in the unaudited condensed consolidated statement of cash flows.  The retrospective application to prior periods resulted in a $1 million and $6 million increase in cash flows provided by operating activities during the three and six months ended June 30, 2016, and a corresponding increase in cash flows used in financing activities.  In addition, this resulted in an increase in free cash flow of $1 million and $6 million during the three and six months ended June 30, 2016.

(6)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA over prior period revenues and Adjusted EBITDA, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com